EXHIBIT 99.1

Quanex Building Products Announces Fourth Quarter and Full Year 2023 Results

Another Record Quarter for Earnings
Margin Expansion Across All Operating Segments
Repaid $40 Million in Bank Debt in Quarter
Balance Sheet and Liquidity Remain Strong
Record Year for Cash Provided by Operating Activities

HOUSTON, Dec. 14, 2023 (GLOBE NEWSWIRE) -- Quanex Building Products Corporation (NYSE:NX) (“Quanex” or the “Company”) today announced its results for the three months and twelve months ended October 31, 2023.

The Company reported the following selected financial results:

	Three Months Ended October 31,		Twelve Months Ended October 31,
($ in millions, except per share data)	2023	2022	2023	2022
Net Sales	$295.5	$307.5	$1,130.6	$1,221.5
Gross Margin	$80.0	$67.5	$277.5	$268.5
Gross Margin %	27.1%	21.9%	24.5%	22.0%
Net Income	$27.4	$24.7	$82.5	$88.3
Diluted EPS	$0.83	$0.75	$2.50	$2.66

Adjusted Net Income	$31.2	$25.0	$90.9	$88.9
Adjusted Diluted EPS	$0.95	$0.75	$2.75	$2.68
Adjusted EBITDA	$50.8	$38.7	$159.6	$152.5
Adjusted EBITDA Margin %	17.2%	12.6%	14.1%	12.5%

Cash Provided by Operating Activities	$44.5	$48.1	$147.1	$98.0
Free Cash Flow	$29.6	$34.5	$109.7	$64.8

(See Non-GAAP Terminology Definitions and Disclaimers section, Non-GAAP Financial Measure Disclosure table, Selected Segment Data table and reconciliation tables for additional information)

George Wilson, President and Chief Executive Officer, commented, “We reported another record quarter for earnings and our balance sheet and liquidity remain strong. Despite pressure on revenue due to market volume softness related to ongoing macroeconomic challenges, and some pricing pressure as raw material costs declined, we converted very well and realized margin expansion across all operating segments in both the fourth quarter and the full year. Our continued focus on controlling what we can control helped drive our improved results and we believe we are hitting our stride from an operational standpoint. Overall, we are proud of what we were able to accomplish in 2023.

“Managing working capital and generating cash is a core focus of ours, which enabled us to pay down our bank debt by $40 million during the fourth quarter alone. In fact, we generated record free cash flow in 2023.” (See Non-GAAP Terminology Definitions and Disclaimers section and Free Cash Flow reconciliation table for additional information)

Fourth Quarter and Fiscal 2023 Results Summary

Quanex reported net sales of $295.5 million during the three months ended October 31, 2023, which represents a decrease of 3.9% compared to $307.5 million for the same period of 2022. The Company reported net sales of $1.13 billion during the twelve months ended October 31, 2023, which represents a decrease of 7.4% compared to $1.22 billion for the same period of 2022. The decreases were primarily attributable to softer market demand and lower pricing in North America. Quanex reported net sales growth of 1.3% for the fourth quarter of 2023 and a decline of 2.9% in net sales for the full year in its North American Fenestration segment. Excluding the contribution from the LMI Custom Mixing assets the Company acquired on November 1, 2022, net sales in the North American Fenestration segment would have declined by 10.7% for the fourth quarter and 13.9% for the full year. In its North American Cabinet Components segment, Quanex reported a decline of 23.7% in net sales for the fourth quarter and a decline of 21.9% in net sales for the full year. Excluding foreign exchange impact, the Company realized a decrease in net sales of 3.7% for the fourth quarter and a decrease of 2.8% in net sales for the full year in its European Fenestration segment. (See Sales Analysis table for additional information)

The increase in adjusted earnings for the three months and twelve months ended October 31, 2023 was largely attributable to effective cost control, real price increases, a decline in raw material costs and a decrease in income tax expense. As such, Quanex was able to realize margin expansion in the fourth quarter and full year in each of its operating segments and on a consolidated basis.

Balance Sheet Update

As of October 31, 2023, Quanex had total debt of $70.0 million ($18.5 million excluding real-estate leases that are considered “finance” leases under U.S. GAAP) and the Company’s leverage ratio of Net Debt to LTM Adjusted EBITDA decreased to 0.1x (Net Debt free excluding these real-estate leases). As of October 31, 2023, Quanex’s LTM Adjusted EBITDA was $159.6 million and LTM Net Income, the most directly comparable GAAP measure, was $82.5 million. (See Non-GAAP Terminology Definitions and Disclaimers section, Net Debt Reconciliation table and Last Twelve Months Adjusted EBITDA Reconciliation table for additional information)

Outlook

Mr. Wilson stated, “We enter fiscal 2024 with a somewhat cautious outlook for the first half due to the ongoing macroeconomic challenges combined with typical seasonality in our business, but we are optimistic that demand for our products will improve in the second half as consumer confidence is restored over time. However, consistent with the last two years, based on current macro indicators, recent conversations with our customers, limited transparency, and varying opinions on the outlook for 2024, we are taking a thoughtful approach to guidance for 2024. As such, we believe it would be premature to give guidance at this time and intend to re-visit guidance for 2024 when we report earnings for the first quarter. Our long-term view continues to be optimistic as the underlying fundamentals for the residential housing market remain positive.”

Conference Call and Webcast Information

The Company has also scheduled a conference call for Friday, December 15, 2023 at 11:00 a.m. ET (10:00 a.m. CT) to discuss the release. A link to the live audio webcast will be available on Quanex’s website at http://www.quanex.com in the Investors section under Presentations & Events.

Participants can pre-register for the conference call using the following link: https://register.vevent.com/register/BI8c21998a92f24071bb721ad032dd7661

Registered participants will receive an email containing conference call details for dial-in options. To avoid delays, it is recommended that participants dial into the conference call ten minutes ahead of the scheduled start time. A replay will be available for a limited time on the Company’s website at http://www.quanex.com in the Investors section under Presentations & Events.

About Quanex

Quanex is a global manufacturer with core capabilities and broad applications across various end markets. The Company currently collaborates and partners with leading OEMs to provide innovative solutions in the window, door, vinyl fencing, solar, refrigeration, custom mixing and cabinetry markets. Looking ahead, Quanex plans to leverage its material science expertise and process engineering to expand into adjacent markets.

For more information contact Scott Zuehlke, Senior Vice President, Chief Financial Officer & Treasurer, at 713-877-5327 or scott.zuehlke@quanex.com.

Non-GAAP Terminology Definitions and Disclaimers

Adjusted Net Income (defined as net income further adjusted to exclude purchase price accounting inventory step-ups, transaction costs, certain severance charges, gain/loss on the sale of certain fixed assets, restructuring charges, asset impairment charges, other net adjustments related to foreign currency transaction gain/loss and effective tax rates reflecting impacts of adjustments on a with and without basis) and Adjusted EPS are non-GAAP financial measures that Quanex believes provide a consistent basis for comparison between periods and more accurately reflects operational performance, as they are not influenced by certain income or expense items not affecting ongoing operations. EBITDA (defined as net income or loss before interest, taxes, depreciation and amortization and other, net) and Adjusted EBITDA (defined as EBITDA further adjusted to exclude purchase price accounting inventory step-ups, transaction costs, certain severance charges, gain/loss on the sale of certain fixed assets, restructuring charges and asset impairment charges) are non-GAAP financial measures that the Company uses to measure operational performance and assist with financial decision-making. Net Debt is defined as total debt (outstanding balance on the revolving credit facility plus financial lease obligations) less cash and cash equivalents. The leverage ratio of Net Debt to LTM Adjusted EBITDA is a financial measure that the Company believes is useful to investors and financial analysts in evaluating Quanex’s leverage. In addition, with certain limited adjustments, this leverage ratio is the basis for a key covenant in the Company’s credit agreement.

Free Cash Flow is a non-GAAP measure calculated using cash provided by operating activities less capital expenditures. Quanex uses the Free Cash Flow metric to measure operational and cash management performance and assist with financial decision-making. Free Cash Flow is measured before application of certain contractual commitments (including capital lease obligations), and accordingly is not a true measure of the Company’s residual cash flow available for discretionary expenditures. Quanex believes Free Cash Flow is useful to investors in understanding and evaluating the Company’s financial and cash management performance.

Quanex believes that the presented non-GAAP measures provide a consistent basis for comparison between periods and will assist investors in understanding the Company’s financial performance when comparing results to other investment opportunities. The presented non-GAAP measures may not be the same as those used by other companies. Quanex does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with U.S. GAAP.

Forward Looking Statements

Statements that use the words “estimated,” “expect,” “could,” “should,” “believe,” “will,” “might,” or similar words reflecting future expectations or beliefs are forward-looking statements. The forward-looking statements include, but are not limited to, the following: impacts from public health issues (including pandemics, such as the recent COVID-19 pandemic) on the economy and the demand for Quanex’s products, the Company’s future operating results, future financial condition, future uses of cash and other expenditures, expenses and tax rates, expectations relating to Quanex’s industry, and the Company’s future growth, including any guidance discussed in this press release. The statements and guidance set forth in this release are based on current expectations. Actual results or events may differ materially from this release. For a complete discussion of factors that may affect Quanex’s future performance, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2022, and the Company’s Quarterly Reports on Form 10-Q under the sections entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors”. Any forward-looking statements in this press release are made as of the date hereof, and Quanex undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.

QUANEX BUILDING PRODUCTS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended October 31,		Twelve Months Ended October, 31
	2023	2022	2023	2022

Net sales	$295,492	$307,532	$1,130,583	$1,221,502
Cost of sales	215,473	240,073	853,059	953,004
Selling, general and administrative	29,326	29,334	123,957	117,108
Depreciation and amortization	11,194	9,555	42,866	40,109
Operating income	39,499	28,570	110,701	111,281
Interest expense	(1,565)	(710)	(8,136)	(2,559)
Other, net	(6,110)	136	(5,519)	1,041
Income before income taxes	31,824	27,996	97,046	109,763
Income tax expense	(4,442)	(3,329)	(14,545)	(21,427)
Net income	$27,382	$24,667	$82,501	$88,336

Earnings per common share, basic	$0.84	$0.75	$2.51	$2.67
Earnings per common share, diluted	$0.83	$0.75	$2.50	$2.66

Weighted average common shares outstanding:
Basic	32,753	32,916	32,819	33,048
Diluted	32,991	33,082	33,026	33,205

Cash dividends per share	$0.08	$0.08	$0.32	$0.32

QUANEX BUILDING PRODUCTS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	October 31, 2023	October 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$58,474	$55,093
Accounts receivable, net	97,311	96,018
Inventories, net	97,959	120,890
Income taxes receivable	8,298	-
Prepaid and other current assets	11,558	8,664
Total current assets	273,600	280,665
Property, plant and equipment, net	250,664	180,400
Operating lease right-of-use assets	46,620	56,000
Goodwill	182,956	137,855
Intangible assets, net	74,115	65,035
Other assets	3,188	4,662
Total assets	$831,143	$724,617

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$74,371	$77,907
Accrued liabilities	50,319	52,114
Income taxes payable	384	1,049
Current maturities of long-term debt	2,365	1,046
Current operating lease liabilities	7,224	7,727
Total current liabilities	134,663	139,843
Long-term debt	66,435	29,628
Noncurrent operating lease liabilities	40,361	49,286
Deferred pension benefits	-	3,917
Deferred income taxes	29,133	22,277
Liabilities for uncertain tax positions	250	1,361
Other liabilities	14,747	13,470
Total liabilities	285,589	259,782
Stockholders’ equity:
Common stock	372	372
Additional paid-in-capital	251,576	251,947
Retained earnings	409,318	337,456
Accumulated other comprehensive loss	(38,141)	(49,422)
Treasury stock at cost	(77,571)	(75,518)
Total stockholders’ equity	545,554	464,835
Total liabilities and stockholders' equity	$831,143	$724,617

QUANEX BUILDING PRODUCTS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(In thousands)
(Unaudited)

	Twelve Months Ended October, 31
	2023	2022
Operating activities:
Net income	$82,501	$88,336
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	42,866	40,109
Loss on the disposition of capital assets	278	109
Stock-based compensation	2,521	2,291
Deferred income tax	5,147	2,097
Other, net	1,529	1,905
Changes in assets and liabilities:
Decrease in accounts receivable	6,969	6,945
Decrease (increase) in inventory	30,024	(32,035)
Increase in other current assets	(1,880)	(970)
Decrease in accounts payable	(11,611)	(3,047)
Decrease in accrued liabilities	(4,249)	(3,159)
Decrease in income taxes payable	(9,009)	(5,192)
(Decrease) increase in deferred pension benefits	(359)	77
Increase in other long-term liabilities	683	305
Other, net	1,642	194
Cash provided by operating activities	147,052	97,965
Investing activities:
Business acquisition	(91,302)	-
Capital expenditures	(37,390)	(33,121)
Proceeds from disposition of capital assets	253	159
Cash used for investing activities	(128,439)	(32,962)
Financing activities:
Borrowings under credit facilities	102,000	70,500
Repayments of credit facility borrowings	(100,000)	(95,500)
Debt issuance costs	-	(1,210)
Repayments of other long-term debt	(2,567)	(1,747)
Common stock dividends paid	(10,639)	(10,598)
Issuance of common stock	1,215	689
Payroll tax paid to settle shares forfeited upon vesting of stock	(567)	(1,413)
Purchase of treasury stock	(5,593)	(6,600)
Cash used for financing activities	(16,151)	(45,879)
Effect of exchange rate changes on cash and cash equivalents	919	(4,092)
Increase in cash and cash equivalents	3,381	15,032
Cash and cash equivalents at beginning of period	55,093	40,061
Cash and cash equivalents at end of period	$58,474	$55,093

QUANEX BUILDING PRODUCTS CORPORATION
FREE CASH FLOW AND NET DEBT RECONCILIATION
(In thousands)
(Unaudited)

The following table reconciles the Company's calculation of Free Cash Flow, a non-GAAP measure, to its most directly comparable GAAP measure. The Company defines Free Cash Flow as cash provided by operating activities less capital expenditures.

	Three Months Ended October 31,		Twelve Months Ended October, 31
	2023	2022	2023	2022
Cash provided by operating activities	$44,493	$48,111	$147,052	$97,965
Capital expenditures	(14,940)	(13,633)	(37,390)	(33,121)
Free Cash Flow	$29,553	$34,478	$109,662	$64,844

The following table reconciles the Company's Net Debt which is defined as total debt principal of the Company plus finance lease obligations minus cash.

	As of October 31,
	2023	2022
Revolving credit facility	$15,000	$13,000
Finance lease obligations (1)	55,000	19,202
Total debt (2)	70,000	32,202
Less: Cash and cash equivalents	58,474	55,093
Net Debt	$11,526	($22,891)

(1) Includes $51.5 million and $17.7 million in real estate lease liabilities considered finance leases under U.S. GAAP as of October 31, 2023 and October 31, 2022, respectively.
(2) Excludes outstanding letters of credit.

QUANEX BUILDING PRODUCTS CORPORATION
NON-GAAP FINANCIAL MEASURE DISCLOSURE
LAST TWELVE MONTHS ADJUSTED EBITDA RECONCILIATION
(In thousands, except per share data)
(Unaudited)

Reconciliation of Last Twelve Months Adjusted EBITDA	Three Months Ended October 31, 2023	Three Months Ended July 31, 2023	Three Months Ended April 30, 2023	Three Months Ended January 31, 2023	Total
	Reconciliation	Reconciliation	Reconciliation	Reconciliation	Reconciliation
Net income as reported	$27,382	$31,698	$21,512	$1,909	$82,501
Income tax expense	4,442	4,099	5,551	453	14,545
Other, net	6,110	(402)	29	(218)	5,519
Interest expense	1,565	2,068	2,244	2,259	8,136
Depreciation and amortization	11,194	10,596	10,456	10,620	42,866
EBITDA	50,693	48,059	39,792	15,023	153,567
Cost of sales (1)	(35)	-	48	-	13
Selling, general and administrative (1),(2)	109	395	63	5,448	6,015
Adjusted EBITDA	$50,767	$48,454	$39,903	$20,471	$159,595

(1) Loss on damage to manufacturing facilities caused by weather.
(2) Transaction and advisory fees.

QUANEX BUILDING PRODUCTS CORPORATION
NON-GAAP FINANCIAL MEASURE DISCLOSURE
(In thousands, except per share data)
(Unaudited)

Reconciliation of Adjusted Net Income and Adjusted EPS	Three Months Ended October 31, 2023			Three Months Ended October 31, 2022			Twelve Months Ended October 31, 2023			Twelve Months Ended October 31, 2022
	Net Income	Diluted EPS		Net Income	Diluted EPS		Net Income	Diluted EPS		Net Income	Diluted EPS
Net income as reported	$27,382	$0.83		$24,667	$0.75		$82,501	$2.50		$88,336	$2.66
Net income reconciling items from below	3,851	$0.12		290	$-		8,401	$0.25		581	$0.02
Adjusted net income and adjusted EPS	$31,233	$0.95		$24,957	$0.75		$90,902	$2.75		$88,917	$2.68

Reconciliation of Adjusted EBITDA	Three Month Ended October 31, 2023			Three Months Ended October 31, 2022			Twelve Months Ended October 31, 2023			Twelve Months Ended October 31, 2022
	Reconciliation			Reconciliation			Reconciliation			Reconciliation
Net income as reported	$27,382			$24,667			$82,501			$88,336
Income tax expense	4,442			3,329			14,545			21,427
Other, net	6,110			(136)			5,519			(1,041)
Interest expense	1,565			710			8,136			2,559
Depreciation and amortization	11,194			9,555			42,866			40,109
EBITDA	50,693			38,125			153,567			151,390
EBITDA reconciling items from below	74			564			6,028			1,114
Adjusted EBITDA	$50,767			$38,689			$159,595			$152,504

Reconciling Items	Three Months Ended October 31, 2023			Three Months Ended October 31, 2022			Twelve Months Ended October 31, 2023			Twelve Months Ended October 31, 2022
	Income Statement	Reconciling Items		Income Statement	Reconciling Items		Income Statement	Reconciling Items		Income Statement	Reconciling Items
Net sales	$295,492	$-		$307,532	$-		$1,130,583	$-		$1,221,502	$-
Cost of sales	215,473	35	(1)	240,073	-		853,059	(13)	(1)	953,004	-
Selling, general and administrative	29,326	(109)	(1),(2)	29,334	(564)	(2)	123,957	(6,015)	(1),(2)	117,108	(1,114)	(2)
EBITDA	50,693	74		38,125	564		153,567	6,028		151,390	1,114
Depreciation and amortization	11,194	-		9,555	-		42,866	-		40,109	-
Operating income	39,499	74		28,570	564		110,701	6,028		111,281	1,114
Interest expense	(1,565)	-		(710)	-		(8,136)	-		(2,559)	-
Other, net	(6,110)	5,232	(3)	136	(222)	(3)	(5,519)	5,196	(3)	1,041	(386)	(3)
Income before income taxes	31,824	5,306		27,996	342		97,046	11,224		109,763	728
Income tax expense	(4,442)	(1,455)	(4)	(3,329)	(52)	(4)	(14,545)	(2,823)	(4)	(21,427)	(147)	(4)
Net income	$27,382	$3,851		$24,667	$290		$82,501	$8,401		$88,336	$581

Diluted earnings per share	$0.83			$0.75			$2.50			$2.66

(1) Loss on damage to manufacturing facilities caused by weather.
(2) Transaction and advisory fees.
(3) Foreign currency translation losses (gains) and pension settlement expense.
(4)Tax impact of net income reconciling items.

QUANEX BUILDING PRODUCTS CORPORATION
SELECTED SEGMENT DATA
(In thousands)
(Unaudited)

This table provides gross margin, operating (loss) income, EBITDA, and Adjusted EBITDA by reportable segment. Non-operating expense and income tax expense are not allocated to the reportable segments.
	NA Fenestration	EU Fenestration	NA Cabinet Components	Unallocated Corp & Other	Total
Three months ended October 31, 2023
Net sales	$180,446	$64,170	$51,868	$(992)	$295,492
Cost of sales	135,490	39,070	41,488	(575)	215,473
Gross Margin	44,956	25,100	10,380	(417)	80,019
Gross Margin %	24.9%	39.1%	20.0%		27.1%
Selling, general and administrative	15,272	8,354	5,135	565	29,326
Depreciation and amortization	5,211	2,714	3,220	49	11,194
Operating income (loss)	24,473	14,032	2,025	(1,031)	39,499
Depreciation and amortization	5,211	2,714	3,220	49	11,194
EBITDA	29,684	16,746	5,245	(982)	50,693
Loss on damage to manufacturing facilities (Cost of sales)	(35)	-	-	-	(35)
Loss on damage to manufacturing facilities (SG&A)	-	-	(131)	-	(131)
Transaction and advisory fees	-	-	-	240	240
Adjusted EBITDA	$29,649	$16,746	$5,114	$(742)	$50,767
Adjusted EBITDA Margin %	16.4%	26.1%	9.9%		17.2%

Three months ended October 31, 2022
Net sales	$178,175	$62,104	$67,993	$(740)	$307,532
Cost of sales	141,395	42,121	56,904	(347)	240,073
Gross Margin	36,780	19,983	11,089	(393)	67,459
Gross Margin %	20.6%	32.2%	16.3%		21.9%
Selling, general and administrative	15,636	7,686	6,111	(99)	29,334
Depreciation and amortization	4,032	2,256	3,177	90	9,555
Operating income (loss)	17,112	10,041	1,801	(384)	28,570
Depreciation and amortization	4,032	2,256	3,177	90	9,555
EBITDA	21,144	12,297	4,978	(294)	38,125
Transaction and advisory fees	-	-	-	564	564
Adjusted EBITDA	$21,144	$12,297	$4,978	$270	$38,689
Adjusted EBITDA Margin %	11.9%	19.8%	7.3%		12.6%

Twelve months ended October 31, 2023
Net sales	$667,482	$250,774	$215,445	$(3,118)	$1,130,583
Cost of sales	517,805	158,491	178,210	(1,447)	853,059
Gross Margin	149,677	92,283	37,235	(1,671)	277,524
Gross Margin %	22.4%	36.8%	17.3%		24.5%
Selling, general and administrative	56,979	32,350	21,074	13,554	123,957
Depreciation and amortization	20,539	9,849	12,208	270	42,866
Operating income (loss)	72,159	50,084	3,953	(15,495)	110,701
Depreciation and amortization	20,539	9,849	12,208	270	42,866
EBITDA	92,698	59,933	16,161	(15,225)	153,567
Loss on damage to manufacturing facilities (Cost of sales)	-	-	13	-	13
Loss on damage to manufacturing facilities (SG&A)	-	-	69	-	69
Transaction and advisory fees	-	-	-	5,946	5,946
Adjusted EBITDA	$92,698	$59,933	$16,243	$(9,279)	$159,595
Adjusted EBITDA Margin %	13.9%	23.9%	7.5%		14.1%

Twelve months ended October 31, 2022
Net sales	$687,458	$262,058	$275,704	$(3,718)	$1,221,502
Cost of sales	537,900	180,268	236,695	(1,859)	953,004
Gross Margin	149,558	81,790	39,009	(1,859)	268,498
Gross Margin %	21.8%	31.2%	14.1%		22.0%
Selling, general and administrative	58,735	31,846	21,934	4,593	117,108
Depreciation and amortization	16,253	9,674	13,830	352	40,109
Operating income (loss)	74,570	40,270	3,245	(6,804)	111,281
Depreciation and amortization	16,253	9,674	13,830	352	40,109
EBITDA	90,823	49,944	17,075	(6,452)	151,390
Transaction and advisory fees	-	-	-	1,114	1,114
Adjusted EBITDA	$90,823	$49,944	$17,075	$(5,338)	$152,504
Adjusted EBITDA Margin %	13.2%	19.1%	6.2%		12.5%

QUANEX BUILDING PRODUCTS CORPORATION
SALES ANALYSIS
(In thousands)
(Unaudited)

	Three Months Ended October 31,		Twelve Months Ended October, 31
	2023	2022	2023	2022

NA Fenestration: (1)
United States - fenestration	$138,783	$162,147	$518,396	$609,572
International - fenestration	8,081	4,954	30,100	35,906
United States - non-fenestration	29,267	6,922	103,090	29,039
International - non-fenestration	4,315	4,152	15,896	12,941
	$180,446	$178,175	$667,482	$687,458
EU Fenestration: (2)
International - fenestration	$49,862	$46,329	$191,871	$194,854
International - non-fenestration	14,308	15,775	58,903	67,204
	$64,170	$62,104	$250,774	$262,058
NA Cabinet Components:
United States - fenestration	$4,286	$4,408	$16,899	$17,696
United States - non-fenestration	47,092	62,818	195,866	254,726
International - non-fenestration	490	767	2,680	3,282
	$51,868	$67,993	$215,445	$275,704
Unallocated Corporate & Other:
Eliminations	$(992)	$(740)	$(3,118)	$(3,718)
	$(992)	$(740)	$(3,118)	$(3,718)

Net Sales	$295,492	$307,532	$1,130,583	$1,221,502

(1) Includes the net sales from the acquisition of LMI of $21.4 million and $75.6 million for the three and twelve months ended October 31, 2023, respectively.
(2) Reflects an increase of $4.5 million and a reduction of $4.1 million in revenue associated with foreign currency exchange rate impacts for the three and twelve months ended October 31, 2023, respectively.